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                                                                  Exhibit 10.28


                    FOURTH AMENDMENT TO BUSINESS LOAN AGREEMENT
                AND SECOND AMENDMENT TO ONE CERTAIN PROMISSORY NOTE


     THIS FOURTH AMENDMENT TO BUSINESS LOAN AGREEMENT AND SECOND AMENDMENT TO ONE CERTAIN PROMISSORY NOTE ("Fourth Amendment"), made and entered into as of the 31st day of May, 1998, by and among TROY GROUP, INC., a Delaware corporation (formerly known as Troy Group Newco, Inc. and successor in interest to Troy Systems, Inc.) ("TGI"), TROY SYSTEMS INTERNATIONAL, INC., a Delaware corporation (formerly known as Troy Group, Inc.) ("TSII"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                W I T N E S S E T H:
                                - - - - - - - - - -

     WHEREAS, Bank and TGI are parties to that certain Business Loan Agreement, dated as of June 19, 1997 (as amended by those certain First, Second and Third Amendments to Loan Agreement, dated as of February 12, 1998, April 27, 1998 and May 8, 1998, respectively, the "Loan Agreement"), which Loan Agreement governs
(a) that certain Promissory Note (Base Rate) of TGI in a principal amount not to exceed $4,500,000.00, dated February 6, 1998 (the "Revolving Note"), and (b) that certain Promissory Note (Base Rate) of TGI in the original principal amount of $1,000,000.00, dated June 20, 1997 (the "Term Note"); and

     WHEREAS, TSII has guarantied the payment and performance of TGI's obligations to Bank pursuant to the terms and conditions of that certain Continuing Guaranty, dated May 18, 1998, executed by TSII in favor of Bank (the "Continuing Guaranty"); and

     WHEREAS, TGI and TSII have entered into or will enter into a corporate reorganization pursuant to which (a) the various shareholders of TSII have exchanged or will exchange their stock in TSII for stock in TGI all as more particularly provided in those certain Subscription Agreements and Letters of Investment Intent entered into by and between such shareholders and TSII and, as a consequence, TSII has become or will become a wholly owned subsidiary of TGI, and (b) each of TGI and TSII has assigned and transferred or will assign and transfer all of its business assets to the other, and each of TGI and TSII has assumed or will assume all of the obligations and liabilities of the other, all as more particularly provided in that certain Bill of Sale and Assignment and Assumption Agreement, dated as of May 31, 1998, by and between TSII and TGI (the "Reorganization"); and

     WHEREAS, under Section 4.14 of the Loan Agreement and under Section 3(d) of that certain Security Agreement, dated May 18, 1998, executed by TGI in favor of Bank, TGI has agreed not to enter into any consolidation or merger, not to sell all or the greater part of its assets or business, not to purchase all or the greater part of the assets or business of another and not to change its composition as a business entity, in each case without the prior written consent of Bank, and, accordingly, has requested that Bank provide its written consent to the Reorganization; and

     WHEREAS, under Section 3(d) of that certain Security Agreement, date May 18, 1998, executed by TSII in favor of Bank, TSII has agreed not to change its composition as a business entity without the prior written consent of Bank and, accordingly, has requested that Bank provide its written consent to the Reorganization; and

     WHEREAS, Bank is willing to consent to the Reorganization, subject, however, to the terms and conditions of this Fourth Amendment; and

     WHEREAS, TGI, TSII and Bank desire to amend the Loan Agreement and the Term Note (a) to reflect certain changes effected by the Reorganization, (b) to extend the maturity of the Borrowing Base Loan through and including June 30, 1999, and (c) to provide for certain other matters;

     NOW, THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used in this Fourth Amendment shall, unless otherwise defined herein or unless the context otherwise requires, have the meanings given thereto in the Loan Agreement or the Term Note, as the context may require.

     2. Bank hereby consents to the Reorganization upon the terms and subject to the conditions of this Fourth Amendment.

     3. From and after the date on which this Fourth Amendment becomes effective as provided in Paragraph 6, below, each reference to "Troy Group, Inc. (formerly known as Troy Group Newco, Inc. and successor in interest to Troy Systems, Inc.)," "Borrower" or "Debtor" which is contained in the Loan Agreement, the Term Note or any other document, instrument or agreement entered into in connection with the Loan Agreement, the Term Note or any transaction contemplated by either of the same (including without limitation any application and agreement relating to the issuance of a standby letter of credit under the Loan Agreement), shall be and be deemed to be a reference to "Troy Systems International, Inc. (successor in interest to Troy Group, Inc."). In connection therewith, (a) the Loan Agreement is amended by deleting the name "Troy Group, Inc. (formerly known as Troy Group Newco, Inc. and successor in interest to Troy Systems, Inc.)" where it appears in the second line of the introductory paragraph thereof and in the signature line thereof and by substituting in lieu thereof in each such instance the name "Troy Systems International, Inc. (successor in interest to Troy Group, Inc.)", and (b) the Term Note is amended by deleting the name "Troy Group, Inc. (formerly known as Troy Group Newco, Inc. and successor in interest to Troy Systems, Inc.)" where it appears at the top of the first page thereof and in the signature line thereof and by substituting in lieu thereof in each such instance the name "Troy Systems International, Inc. (successor in interest to Troy Group, Inc.)".

     4. Upon the consummation of the Reorganization, (a) TSII agrees to, and shall, (i) assume all liabilities, duties and obligations of TGI under the Loan Agreement, the Revolving Note, the Term Note and the other Loan Documents (including without limitation all liabilities, duties and obligations arising under any application and agreement relating to the issuance of a standby letter of credit under the Loan Agreement), and (ii) succeed to all rights of TGI under the Loan Agreement, the Revolving Note, the Term Note and the other Loan Documents, and (b) TGI agrees to, and shall, (i) assume all liabilities, duties and obligations of TSII under the Continuing Guaranty and all other documents, instruments and agreements entered into by TSII in connection with the Continuing Guaranty and the transactions contemplated by the Loan Agreement, and
(ii) succeed to all rights of TSII under the Continuing Guaranty and such other documents, instruments and agreements.


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     5.   The Loan Agreement is further amended as follows:

     (a) By deleting the first sentence of the first paragraph of Section 1.2 and by substituting in lieu thereof the following:

          An amount of the Loan equal to Four Million Five Hundred Thousand Dollars ($4,500,000.00), evidenced by a separate Note, is a revolving loan subject to a borrowing base ("Borrowing Base Loan").

     (b) By deleting the date "June 30, 1998" where it appears in the last line of the first paragraph of Section 1.2 and by substituting in lieu thereof the date June 30, 1999;

     (c) By deleting the name "Troy Group, Inc." where it appears in the third line of Section 1.7 and by substituting in lieu thereof the name "Troy Group, Inc. (successor in interest to Troy Systems International, Inc.)"; and

     (d)  By adding a new Section 1.9 to read as follows:

          1.9 FEES. Without in any way limiting the rights and remedies of Bank under this Agreement, including without limitation the right to call a default, to accelerate the balance owing under the Note, and to assess the default rate of interest on all or a portion of the principal and interest due under the Note, Borrower agrees to pay to Bank, in immediately available funds, a fee of Two Thousand Five Hundred Dollars ($2,500.00) per violation for the violation of any of the financial covenants set forth in Subsections 4.1(c), (d), (e), (f) and (g) of this Agreement. For the purpose of this Section 1.9, compliance with the covenants set forth in Subsections 4.19(c), (d),
          (e) and (f) shall be measured as at the end of each fiscal quarter of Borrower, and compliance with the covenant set forth in Subsection 4.1(g) shall be measured as at the end of each fiscal year of Borrower.

     6. The consent granted by Bank in Paragraph 2 of this Fourth Amendment and the other provisions of this Fourth Amendment shall become effective upon the satisfaction of the following conditions precedent:

     (a) The Reorganization shall have been consummated in accordance with all applicable laws, rules and regulations; and

     (b) Bank shall have received the following, each in form and substance satisfactory to Bank and its counsel;

          (i)   This Fourth Amendment, duly executed by TGI and TSII;

          (ii) A replacement Revolving Note on Bank's standard form, dated the date the Reorganization is consummated (the "Closing Date"), duly executed by "Troy Systems International, Inc. (successor in interest to Troy Group, Inc.)";

          (iii) A Security Agreement on Bank's standard form, dated the Closing Date, duly executed by "Troy Systems International, Inc. (successor in interest to Troy Group, Inc.)";


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          (iv)  A Continuing Guaranty of the obligations of "Troy Systems
          International, Inc. (successor in interest to Troy Group, Inc.)" to Bank, on Bank's standard form, dated the Closing Date, duly executed by "Troy Group, Inc. (successor in interest to Troy Systems International, Inc.)";

          (v) A Security Agreement on Bank's standard form, dated the Closing Date, duly executed by "Troy Group, Inc. (successor in interest to Troy Systems International, Inc.)";

          (vi) A written opinion of Oppenheimer, Wolff & Donnelly LLP, counsel to TGI and TSII, in the form appended hereto as Exhibit I, dated the Closing Date and addressed to Bank;

          (vii) A documentation fee in the amount of Four Thousand Five Hundred Dollars ($4,500.00); and

          (viii)Such other documents, instruments and agreements as Bank may reasonably require to effectuate the purposes of this Fourth Amendment.

     7. Except as expressly provided herein, the Loan Agreement and the Term Note are unchanged and shall remain in full force and effect, and such Loan Agreement and such Term Note are hereby ratified and confirmed by TGI and TSII.

     8. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of California.

     9. This Fourth Amendment may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the day and year first above written.


TROY SYSTEMS INTERNATIONAL, INC.        UNION BANK OF CALIFORNIA, N.A.


By: /s/ Patrick J. Dirk                 By: /s/ Margaret Furbank
   ----------------------------            ----------------------------
Title: Chief Executive Officer          Title: Vice President
      -------------------------               -------------------------

                                        By: /s/ Lance Zediker
                                           ----------------------------
                                        Title: Assistant Vice President
                                              -------------------------

TROY GROUP, INC.


By: /s/ Patrick J. Dirk
   ----------------------------
Title: Chief Executive Officer
      -------------------------

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                                    EXHIBIT I

                   [Oppenheimer, Wolff & Donnelly LLP Letterhead]

                            ______________________, 1998


Union Bank of California, N.A.
Orange County Commercial Portfolio Administration
500 South Main Street, Suite 201
Orange, California 92868
Attention:  Ms. Margaret Y. Furbank

       Re:  Troy Group, Inc./Troy Systems International, Inc.

Ladies and Gentlemen:

We have acted as counsel for Troy Group, Inc., a Delaware corporation ("TGI"), and Troy Systems International, Inc., a Delaware corporation ("TSII"), in connection with the corporate reorganization effected by TGI and TSII pursuant to which (a) the various shareholders of TSII exchanged their stock in TSII for stock in TGI all as more particularly provided in those certain Subscription Agreements and Letters of Investment Intent entered into by and between such shareholders and TSII, and (b) each of TGI and TSII assigned and transferred all of its business assets to the other, and each of TGI and TSII assumed all of the obligations and liabilities of the other, all as more particularly provided in that certain Bill of Sale and Assignment and Assumption Agreement, dated as of May 31, 1998, by and between TSII and TGI (the "Reorganization"). This opinion is furnished to Union Bank of California, N.A., a national banking association ("Bank"), in its capacity as a creditor of TGI pursuant to a Business Loan Agreement (the "Loan Agreement"), dated as of June 19, 1997, as amended, and all other documents, instruments and agreements delivered to Bank in connection with the Loan Agreement (including without limitation the Continuing Guaranty of the obligations of TGI to Bank, dated __________________, 1998, executed by TSII in favor of Bank).

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that:

          1. The Reorganization has been consummated in accordance with all applicable laws, rules and regulations.

          2. As a result of the Reorganization, TSII became a wholly owned subsidiary of TGI.

          3. Upon consummation of the Reorganization, TSII acquired all assets and assumed all liabilities and obligations of TGI, and TGI acquired all assets and assumed all liabilities and obligations of TSII.


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          4.   Upon consummation of the Reorganization, (a) all rights of Bank against TGI were preserved unimpaired against TSII, and all debts, liabilities and obligations of TGI to Bank attached to TSII and may be enforced against TSII to the same extent as if such debts, liabilities and obligations had originally been incurred or contracted by TSII rather than by TGI, and (b) all rights of Bank against TSII were preserved unimpaired against TGI, and all debts, liabilities and obligations of TSII to Bank attached to TGI and may be enforced against TGI to the same extent as if such debts, liabilities and obligations had originally been incurred or contracted by TGI rather than by TSII.


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